Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to the Amended and Restated 2014 Equity Incentive Plan, of our report dated March 28, 2023, relating to the consolidated financial statements of Ekso Bionics Holdings, Inc. appearing in the entity’s Form 10-K for the year ended December 31, 2022.

/s/ WithumSmith+Brown, PC

San Francisco, California

June 12, 2023